Exhibit 23.2

To Whom It May Concern:

We consent to the incorporation by reference in the Registration Statement of Amaze Holdings, Inc. on Form S-1 of our report dated May 19, 2025, on our audits of the financial statements of Amaze Software, Inc. as of December 31, 2024, and 2023, and for each of the years then ended.

We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

June 23, 2025

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com